Exhibit 10.1

REVOLVING PROMISSORY NOTE

Carson City, Nevada

$200,000.00

March 23, 2022

This Revolving Promissory Note (this 'NOTE') is made and delivered as of March 23, 2022 between Borrower and Lender (as such terms are defined below)

1. OBLIGATION. The undersigned, Ridgefield Acquisition Corp., a Nevada corporation ('BORROWER') hereby promises to pay to the order of Steven N. Bronson, an individual residing in California, ('LENDER' OR 'HOLDER') on or before March 23, 2027, at such place as Holder may direct, the principal sum of two hundred thousand dollars ($200,000.00) or so much thereof as may be advanced and outstanding, together with all interest accrued on unpaid principal, to be computed on each advance of a Loan from the date of its disbursement to Borrower, at a rate equal to eight percent (8%) per annum (calculated on the basis of a 360-day year), compounded quarterly. As used herein, the term 'HOLDER' shall initially mean Lender, and shall subsequently mean each person or entity to whom this Note is duly assigned.

The outstanding unpaid principal balance of this Note at any time shall be the total principal amounts advanced hereunder by Holder less the amounts of payments of principal made hereon by Borrower, which balance may be endorsed hereon from time to time by Holder in accordance with Section 2. Payments of interest on this Note shall be payable on a quarterly basis, on the last business day of each calendar quarter.

2. RECORDING OF LOANS AND PAYMENTS. Holder is authorized to record on Schedule A hereto, and on any continuation(s) of such Schedule that may be attached to this Note: (a) the date and principal amount of each Loan advanced by Lender; and (b) the date and amount of each payment or prepayment of principal and/or accrued interest of any Loan; which recordation will constitute prima facie evidence of the accuracy of the information so endorsed on Schedule A; provided however, that any failure to record such information on such Schedule or continuation thereof will not in any manner affect the obligations of Borrower to make payments of principal and interest in accordance with the terms of this Note. Holder will promptly provide Borrower with a copy of each recordation made by Holder on Schedule A attached hereto.

3. PREPAYMENT. Prepayment of unpaid principal and/or interest due under this Note may be made at any time without penalty. Unless otherwise agreed in writing by Holder, all payments will be made in lawful tender of the United States and will be applied (a) first, to the payment of accrued interest, and (b) second, (to the extent that the amount of such prepayment exceeds the amount of all such accrued interest), to the payment of principal.

4. DEFAULT; ACCELERATION OF OBLIGATION. Borrower will be deemed to be in default under this Note and the outstanding unpaid principal balance of this Note, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Holder, upon the occurrence of any Event of Default.

5. REMEDIES ON DEFAULT; ACCELERATION. Upon any Event of Default, Holder will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to Holder, and may declare the entire unpaid principal amount of this Note and all unpaid accrued interest under this Note to be immediately due and payable in full.

6. WAIVER AND AMENDMENT. Any provision of this Note may be amended or modified only by a writing signed by both Borrower and Holder. Except as provided below with respect to waivers by Borrower, no waiver or consent with respect to this Note will be binding or effective unless it is set forth in writing and signed by the party against whom such waiver is asserted. No course of dealing between Borrower and Holder will operate as a waiver or modification of any party's rights or obligations under this Note. No delay or failure on the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

7. WAIVERS OF BORROWER. Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence. This Note may be amended only by a writing executed by Borrower and Holder.

8. GOVERNING LAW. This Note will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements between residents thereof to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law.

9. SEVERABILITY; HEADINGS. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof. The headings in this Note are for convenience of reference only and will not alter or otherwise affect the meaning of this Note.

10. JURISDICTION; VENUE. Borrower, by its execution of this Note, hereby irrevocably submits to the in persona jurisdiction of the state courts of the State of Nevada and of the United States District Court for the District of Nevada, for the purpose of any suit, action or other proceeding arising out of or based upon this Note.

11. ATTORNEYS' FEES. If suit is brought for collection of this Note, Borrower agrees to pay all reasonable expenses, including attorneys' fees, incurred by Holder in connection therewith whether or not such suit is prosecuted to judgment.

12. ASSIGNMENT. This Note is not assignable by Holder without the written consent of Borrower. This Note may not be assigned or delegated by Borrower, whether by voluntary assignment or transfer, operation of law, merger or otherwise.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.

BORROWER

Ridgefield Acquisition Corp.

/s/ Steven N. Bronson

________________________________________

Steven N. Bronson

Chief Executive Officer

SCHEDULE A

TO REVOLVING PROMISSORY NOTE OF RIDGEFIELD ACQUISITION CORP.

RECORD OF LOANS AND REPAYMENT OF LOANS

DATE	PRINCIPAL AMOUNT OF LOAN MADE	AMOUNT OF LOAN REPAID	AMOUNT OF INTEREST PAID	UNPAID PRINIPAL BALANCE	NOTATION OF LOAN MADE BY
3/23/2022	$20,000.00			$20,000.00	David S. Burnett